INVESTMENT ADVISORY AGREEMENT

            AGREEMENT made this 1st day of July, 2002, by and between UBS Relationship Funds, a Delaware business trust (the “Trust”) and UBS Global Asset Management (Americas) Inc., a Delaware corporation (the “Advisor”).
WITNESSETH:
            WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and
            WHEREAS, the Trust is authorized to issue separate series of shares representing interests in separate investment portfolios (each referred to as a “Portfolio” and collectively referred to as the “Portfolios”), which Portfolios are identified on Schedule A attached hereto, and which Schedule A may be amended from time to time by mutual agreement of the Trust and the Advisor; and
            WHEREAS, the Trust and the Advisor desire to enter into an agreement pursuant to which the Advisor will provide investment advisory services for each of the Portfolios of the Trust that are from time to time set forth on Schedule A hereto, on the terms and conditions hereinafter set forth;
            NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
            1. Duties of the Advisor.  The Trust hereby appoints the Advisor to act as investment advisor to the Portfolios for the period and on such terms set forth in this Agreement.  The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Portfolios, to continuously review, supervise and administer the investment program of the Portfolios, to determine in its discretion the assets to be held uninvested, to provide the Trust with records concerning the Advisor’s activities which the Trust is required to maintain, and to render regular reports to the Trust’s officers and Board of Trustees concerning the Advisor’s discharge of the foregoing responsibilities.  The Advisor shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust’s Prospectuses and Statement of Additional Information.  The Advisor accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms provided herein.  With respect to foreign securities, at its own expense, the Advisor may obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, and may obtain investment services from the investment advisory personnel of its affiliates located throughout the world to the extent permitted under interpretations of the federal securities laws.
            2. Portfolio Transactions.  The Advisor shall provide the Portfolios with a trading department, and with respect to foreign securities, the Advisor is authorized to utilize the trading departments of its foreign affiliates.  The Advisor shall select, and with respect to its foreign affiliates or the use of any sub-advisors, shall monitor the selection of, the brokers or dealers that will execute the purchases and sales of securities for the Portfolios and is directed to use its best efforts to ensure that the best available price and most favorable execution of securities transactions for the Portfolios are obtained.  Subject to policies established by the Board of Trustees of the Trust and communicated to the Advisor, it is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Portfolios, or be in breach of any obligation owing to the Trust or in respect of the Portfolios under this Agreement, or otherwise, solely by reason of its having caused a Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor’s overall responsibilities with respect to the Portfolio and to other funds and advisory accounts for which the Advisor or any Sub-Advisor, as defined in Section 7 hereof, exercises investment discretion.  The Advisor will promptly communicate to the officers and Trustees of the Trust such information relating to the Portfolio transactions as they may reasonably request.
            3. Compensation of the Advisor.  The Advisor shall not receive a fee from the Trust or its Portfolios for the services to be rendered by the Advisor.
            4. Reports.  The Portfolios and the Advisor agree to furnish to each other such information regarding their operations with regard to their affairs as each may reasonably request.
            5. Status of Advisor.  The services of the Advisor to the Portfolios are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Portfolios are not impaired thereby.
            6. Liability of Advisor.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard by the Advisor of its obligations and duties hereunder, the Advisor shall not be subject to any liability whatsoever to the Portfolios, or to any shareholder of the Portfolios, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolios.
            7. Delegation of Responsibilities to Sub-Advisors.  The Advisor may, at its expense, select and contract with one or more investment advisors registered under the Investment Advisers Act of 1940 (“Sub-Advisors”) to perform some or all of the services for a Portfolios for which it is responsible under this Agreement.  The Advisor will compensate any Sub-Advisor for its services to a Portfolio.  The Advisor may terminate the services of any Sub-Advisor at any time in its sole discretion, and shall at such time assume the responsibility of such Sub-Advisor unless and until a successor Sub-Advisor is selected and the requisite approval of all of the Portfolio’s shareholders is obtained.  The Advisor will continue to have responsibility for all advisory services furnished by any Sub-Advisor.
            8.  Duration and Termination.  This Agreement shall become effective on July 1, 2002, provided that first it is approved by the Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any party hereto, in the manner provided in Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), and by the holders of a majority of the outstanding voting securities of a Portfolio; and shall continue in effect until July 1, 2004.  Thereafter, this Agreement may continue in effect only if such continuance is approved at least annually by:  (i) the Trust’s Board of Trustees; or (ii) by the vote of a majority of the outstanding voting securities of the Portfolios; and in either event by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in Section 15(c) of the 1940 Act.  This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Portfolio on 60 days’ written notice to the Advisor.  This Agreement may be terminated by the Advisor at any time, without the payment of any penalty, upon 60 days’ written notice to the Trust.  This Agreement will automatically terminate in the event of its assignment.  Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.
            As used in this Section 8, the terms “assignment,” “interested person,” and “a vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.
            9. Name of Advisor.  The parties agree that the Advisor has a proprietary interest in the name “UBS,” and the Trust agrees to promptly take such action as may be necessary to delete from its legal name and/or the name of the Portfolio any reference to the name of the Advisor promptly after receipt from the Advisor of a written request therefor.
            10. Severability.  If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
            11. Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of a majority of a Portfolio’s outstanding voting securities.
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 1st day of July, 2002.

UBS RELATIONSHIP FUNDS
UBS RELATIONSHIP FUNDS

By: /s/ Paul H. Schubert
By: /s/ David M. Goldenberg
 Name:  Paul H. Schubert
 Name:  David M. Goldenberg
 Title:    Treasurer and Principal
                    Accounting Officer
 Title:    Vice President and
                    Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.
UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.

By: /s/ Robert P. Wolfangel
By: /s/ Amy R. Doberman
 Name:  Robert P. Wolfangel
 Name:  Amy R. Doberman
 Title:    Executive Director and
 Title:    Assistant Secretary
             Chief Financial Officer

SCHEDULE A

      UBS RELATIONSHIP FUNDS

1. UBS Global Securities Relationship Fund
2. UBS Global Bond Relationship Fund
3. UBS U.S. Large Cap Equity Relationship Fund
4. UBS U.S. Intermediate Cap Relationship Fund
5. UBS U.S. Value Equity Relationship Fund
6. UBS U.S. Small Cap Equity Relationship Fund
7. UBS Emerging Markets Equity Relationship Fund
8. UBS U.S. Core Plus Relationship Fund
9. UBS U.S. Bond Relationship Fund
10. UBS Short Duration Relationship Fund
11. UBS Enhanced Yield Relationship Fund
12. UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13. UBS Short-Term Relationship Fund
14. UBS Emerging Markets Debt Relationship Fund
15. UBS Opportunistic Emerging Markets Debt Relationship Fund
16. UBS Opportunistic High Yield Relationship Fund

AMENDMENT NO. 7 TO SCHEDULE A
SCHEDULE A

       UBS RELATIONSHIP FUNDS

1. UBS Global Securities Relationship Fund
2. UBS Global Aggregate Bond Relationship Fund
3. UBS U.S. Large-Cap Select Equity Relationship Fund
4. UBS U.S. Intermediate Cap Relationship Fund
5. UBS U.S. Large-Cap Value Equity Relationship Fund
6. UBS U.S. Small-Cap Equity Relationship Fund
7. UBS Emerging Markets Equity Relationship Fund
8. UBS U.S. Core Plus Relationship Fund
9. UBS U.S. Bond Relationship Fund
10. UBS Short Duration Relationship Fund
11. UBS Enhanced Yield Relationship Fund
12. UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13. UBS Short-Term Relationship Fund
14. UBS Emerging Markets Debt Relationship Fund
15. UBS Opportunistic Emerging Markets Debt Relationship Fund
16. UBS Opportunistic High Yield Relationship Fund
17. UBS Corporate Bond Relationship Fund
18. UBS All Country World Ex US Equity Relationship Fund
19. UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS Absolute Return Bond Relationship Fund)
20. UBS Emerging Markets Equity Completion Relationship Fund
21. UBS U.S. Small-Mid Cap Core Equity Relationship Fund
22. UBS U.S. Small-Mid Cap Growth Relationship Fund
23. UBS U.S. Equity Alpha Relationship Fund
24. UBS Global Equity Relationship Fund
25. UBS U.S. Smaller Cap Equity Completion Relationship Fund
26. UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund
27. UBS U.S. Large Cap Growth Equity Relationship Fund
28. UBS U.S. Large-Cap Select Growth Equity Relationship Fund
29. UBS Absolute Return Bond Relationship Fund
30. UBS Global Ex-US Bond Relationship Fund

       This Amendment No. 7 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 28th day of April, 2006 by the undersigned.

UBS RELATIONSHIP FUNDS
UBS RELATIONSHIP FUNDS

By: /s/ Joseph Malone
By: /s/ Joseph J. Allessie
        Name:  Joseph Malone
 Name:  Joseph J. Allessie
        Title:    Treasurer and Principal Accounting
                    Officer
 Title:     Vice President and Assistant
                      Secretary

UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.
UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.

By:    __/s/ John Moore_________________________
By: /s/ Mark Kemper
        Name:  John Moore
 Name: Mark Kemper
        Title:    Executive Director and Chief Financial
                    Officer
 Title:    Executive Director and General
                     Counsel

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S:ba/funds/contracts/relationship funds/Investment Advisory Agreement – July 1, 2002